Exhibit 10.2

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is entered into as of March 15, 2018, by and among Texas Capital Bank, National Association (“Lender”), and Vintage Stock, Inc. (“Borrower”).

RECITALS

A.               WHEREAS, Lender and Borrower have previously entered into that certain Loan Agreement dated November 3, 2016 (as may be further amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which the Lender has made certain financial accommodations available to the Borrower.

B.               WHEREAS, Borrower, along with Guarantors and Vintage Stock Affiliated Holdings, LLC (collectively with Borrower, the “Term Loan Parties”) have previously entered into that certain Term Loan Agreement dated November 3, 2016 (as may be further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which Wilmington Trust, National Association, in its capacity as administrative and collateral agent for the lenders party to the Credit Agreement (in such capacity, “Term Agent”) and Capitala Private Credit Fund V, L.P., in its capacity as lead arranger (the “Lead Arranger”, together with the Term Agent and lenders party to the Credit Agreement, the “Capitala Parties”) have made certain loans and financial accommodations available to the Term Loan Parties.

C.               WHEREAS, the “Second Amendment Defaults”, as defined in that certain Second Amendment and Waiver to Term Loan Agreement dated on or about the date hereof (the “Second Amendment”) have occurred and are continuing.

D.               WHEREAS, under the Second Amendment, the Capitala Parties have agreed to waive the Second Amendment Defaults.

E.                WHEREAS, the Second Amendment Defaults constitute an Event of Default under the Loan Agreement.

F.                WHEREAS, the Borrower has requested that the Lender waive the Second Amendment Defaults.

G.               WHEREAS, the parties hereto are entering into this Agreement with the understanding and agreement that, except as specifically provided herein, none of Lender’s rights or remedies as set forth in the Loan Agreement is being modified by the terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

2.	Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Lender hereby waives, to the extent the Second Amendment Defaults constitute an Event of Default under the Loan Agreement after giving effect to waivers received by the Borrower from the Capitala Parties, the Second Amendment Defaults.

3.	Acknowledgment. Borrower acknowledges and agrees that the foregoing waiver pursuant to Section 2 relates solely to the Second Amendment Defaults and that this Agreement shall not relieve or release the Borrower in any way from any of its respective duties, obligations, covenants or agreements under the Loan Agreement and the other loan documents or from the consequences of any other Event of Default that may now exist or hereafter arise.

4.	Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the prior or concurrent consummation of the following conditions:

(a)              Other than with respect to the Second Amendment Defaults, the representations and warranties contained herein and in the Loan Agreement must be true and correct;

(b)              Lender shall have received a copy of this Agreement executed by the Borrower;

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(c)              Lender shall have received a copy of fully executed Second Amendment in form and substance reasonably satisfactory to the Lender; and

(d)              The Borrower shall have paid all of the Lender’s reasonable and documented out-of-pocket expenses and, to extent required under the Loan Agreement, all other fees required to be paid in connection with this Agreement.

5.	Representations and Warranties. Borrower represents, warrants and covenants that the execution, delivery and performance of this Agreement, and the transactions contemplated hereunder, are all within the Borrower’s powers, have been duly authorized and do not and will not: (i) contravene the terms of the Borrower’s organization documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Laws.

6.	Release. In consideration of Lender’s agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender and its respective successors and assigns, and its respective present and former shareholders, affiliates, trustees, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrower or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.

7.	Continuing Effect. Except as expressly set forth in Sections 2 of this Agreement, nothing in this Agreement shall constitute a modification or alteration of the terms, conditions or covenants of the Loan Agreement, or a waiver of any other terms or provisions thereof, and the Loan Agreement shall remain unchanged and shall continue in full force and effect.

8.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

9.	Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar method of electronic transmission shall be deemed to be an original signature hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

LENDER:

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By: /s/ Terri Sandridge

Name:    Terri Sandridge

Title:       Vice President, Corporate Banking-ABL

BORROWER:

VINTAGE STOCK, INC.

By: /s/ Rodney Spriggs

Name: Rodney Spriggs

Title:      CEO and President

Signature page to Waiver Agreement